                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 30, 1998


                           FIRST ALLIANCE CORPORATION
                           --------------------------
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                      0-28706                    33-0721183
         --------                      -------                    ----------
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)


      17305 VON KARMAN AVENUE                                       92614
         IRVINE, CALIFORNIA
    -------------------------                                      --------
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (949) 224-8500
                                                           --------------


                                      NONE
                                      ----
          (Former Name or Former Address, if Changed Since Last Report)

                                Page 1 of 3 Pages

ITEM 5.  OTHER EVENTS.

         First Alliance Corporation ("FACO") has announced that, as of December 30, 1998, it has entered into a $150 million warehouse credit facility with an affiliate of Lehman Brothers Holdings Inc. ("Lehman") for a period of one year. As partial consideration for the warehouse credit facility, FACO has agreed to grant Lehman stock warrants equaling one percent (1%) of the total number of diluted shares outstanding.

This warehouse credit facility is subject to certain conditions. Lehman may terminate the credit facility if, within 45 days of the execution of the facility, Lehman notifies FACO that it has failed to complete a satisfactory due diligence investigation of FACO or that it has failed to obtain necessary internal committee approvals for the credit facility. In addition, if a court or regulatory body renders a judgment or determination that in Lehman's sole judgment materially adversely effects the reputation of Lehman, Lehman has the right to accelerate the repayment date for all amounts owed by FACO under the credit facility. The proceeds from the credit facility will be used to pay off FACO's existing warehouse credit lines and to originate future loans.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIRST ALLIANCE CORPORATION



Date:  January 25, 1998                     By: /s/ Francisco Nebot
                                               ---------------------------------
                                                Francisco Nebot
                                                Executive Vice President and
                                                Chief Financial Officer